Skillz – Powering Esports for Everyone

I wanted to share my thoughts about Skillz on Seeking Alpha because as CEO and founder of the world’s first publicly traded mobile esports platform, I regularly have the opportunity to share our vision, performance, and outlook with institutional investors and financial partners; however, I rarely get the chance to speak directly to our individual shareholders about our business. While institutional investors tend to have greater resources to assess information on companies, all too often, the individual investor may find themselves exposed to agenda-based narratives from opportunistic sources without having the broader context. We built Skillz on the premise of leveling the playing field, of creating esports for everyone. That mission certainly includes every gamer and developer, but it also extends to every stakeholder. That means we are on a mission for every gamer, for every developer, but also for every would-be stakeholder who wants to be a part of the future of competition.

So it is my hope by writing this that you will better understand the facts about Skillz. This article is meant to provide you with the correct context to formulate your investment decisions.

First, a little about me. As a lifelong entrepreneur, I’ve created five companies and had my share of successes and challenges. The sale of my first company, while an exit, was not highly successful. In the midst of the 2008 global financial crisis, I was able to find a home for my company through a sale to a publicly traded company. I learned a lot from that experience, particularly the importance of operational excellence, financial discipline, and having the right long-term partners. Since then, I’ve had three successful exits as a founder, all of which returned multiples on invested capital, including running my last company as CEO through its sale to Intuit.

Now, I’m proud to be leading Skillz into an exciting new chapter in its history as a newly listed public company. Almost a decade ago, we set out to bring fun and fair competition to mobile gamers, while giving developers a better way to share their content with the world. Today, Skillz is the world’s leading mobile esports platform, hosting over two billion esports tournaments per year.

The journey has been exhilarating, though not without its ups and downs, and I would like to share my perspective on where we have been, where we are, and most importantly, where we are headed.

Where we’ve been

When we launched Skillz, mobile gaming was an $8 billion market, and mobile esports did not exist. Entrepreneurs have to get used to people laughing at their ideas, but as a lifelong gamer with deep payments industry experience, I could see the need for a highly reliable and trusted mobile gaming platform like Skillz. Since then, mobile has become the largest and fastest growing segment of gaming, generating a 23% CAGR over the past five years, driven by increasingly powerful mobile devices and faster and faster wireless speeds. As a result, the mobile gaming market reached $86 billion in 2020, and that’s expected to grow to $161 billion by 2025.

When we launched on iOS in 2014, we had over 100 games that most people had never heard of. When we had our first hit, it accounted for almost all of our revenue. Seven years later, that game has grown considerably and is still on the platform. Last year, games from our top developer were 59% of revenue, and while I can’t predict which game will be our biggest this year, I can tell you that it will almost certainly be a double digit percentage of revenue. That’s because the hallmark of successful media businesses is that users flock to the best content. Skillz is no exception to this rule, so we embrace it and continue building a platform that fosters innovation among a vibrant community of developers who will build the entertainment experiences of the future.

We spent the first four years of the business focused on building the product and testing our user acquisition to make sure we had strong unit economics. By January 2018 we still had only 43,000 Paying MAU, but had the three years of realized returns from our earliest cohorts. Armed with this data, we started ramping our marketing investment to scale our business with efficiency. We measure returns on our marketing investment based on our 3-year LTV/UAC, which averaged 3.8x for 2018-2020. In other words, we invest $1 and earn back $3.80 three years later. Obviously, our 3-year ROI can change over time based on changes in user acquisition cost and realized user lifetime value. It’s worth noting that we apply a three year measurement period even though we’ve never had a cohort stop paying over the last seven years and counting. The lifetime value we generate from these “forever” cohorts highlights the ability of our business to accelerate growth by investing in marketing and are the foundation of our long-term profitability.

The returns we generate today only come from paying users, which is why payors are our primary target. In the future, if we expand the ways we monetize users to include mechanics like non-intrusive advertising, this would change. But for now, we’re focused on growing our Paying MAU.

The return we generate from our marketing investment may not be readily apparent to some observers by just looking at the income statement, but the LTV/UAC metric provides the context necessary to evaluate our marketing strategy and how it drives shareholder value.

Where we are

We have seen the returns from that marketing investment reflected in our quarterly results over time. We recently announced a record revenue outlook for Q1’21 driven by double-digit growth in payors, resulting from both an increase in new installs and rising conversion of existing players into payors. In late March, we released our outlook for Q1 revenue of $80 million. The results are still preliminary and not final until we report results on our Q1 earnings call. Our outlook for Q1 revenue implies growth of 84% year over year and 18% quarter over quarter. This will also mark our 21st consecutive quarter of sequential revenue growth. Having said that, we see the progress to date as still being very early and relatively unpenetrated even in our core business.

For media companies, it’s often impossible to predict what movie will become the next blockbuster and what might take the so-called “direct-to-DVD” track. Gaming is no different, so setting expectations that any given game will be successful – such as the latest version of Big Buck Hunter – doesn’t make sense. That’s the reason we don’t include potential new games in our revenue guidance, meaning any new hit games are purely upside to our forecast. What’s important about that announcement is not the revenue it might bring, but that the popular Big Buck Hunter franchise came back to our platform because of the compelling value proposition we provide to our developers.

We continue to ramp up our brand partnerships strategy. More and more brands are expressing interest in engaging with our platform due to the value they see in the scale and engagement of both our user and developer communities. This highly differentiated value proposition creates a mutually beneficial environment where our user experience is enriched by brands and those brands are able to activate their audiences through our interactive content. The trusted platform we’ve built has already enabled us to attract some of the most valuable brands in the world, ranging from the American Cancer Society to the NFL. In the future, we expect to engage more brands in helping them reach their next gen audience where they live – on mobile – as online and offline worlds converge.

Where we are going

We have been building out our Android footprint since 2018. Last year, it represented 14% of total revenues and is growing 2x faster than iOS. We are excited about the opportunity to further expand our Android footprint, and while we are not on Google Play, we are ready when they allow their developer community to offer competitive multiplayer gameplay to their users. Meanwhile, we will continue to work with leading technology and financial services companies that support our vision of bringing esports to everyone.

We see an opportunity to enable fun and fair competition beyond North America and even beyond video games. The international mobile gaming market is 4x larger than North America, but it currently represents less than 10% of our revenue. In fact, we’re on track to launch in India later this year and have plans to expand into additional new countries after that. We expect India will increase our addressable market by 65% and is projected to grow 4x faster than the United States. The potential upside is compelling, to say the least.

We are exploring expansion opportunities beyond video games by gamifying other industries and experiences, ranging from exercise to education. We believe that introducing our fair competition model to these activities will make the consumer experience even better by making it more meaningful and more fun.

It’s the thrill of competition and community that compel runners at all levels to sign up, pay for and run the NYC marathon, and it’s why the Olympics captivate audiences of every age, everywhere. What we are building is bigger than professional sports or video games by providing all competitors, whether elite or novice, with the league, the referee, and the prize. This is why we are excited for our future and the investors that will join us as Skillz continues its mission to build the competition layer of the internet.

After all, to compete is to be human, and all 7.8 billion of us want to unleash our inner champion.

Long or short, we know opinions make the market. We appreciate you reading this to give us the opportunity to shed some light on the facts behind the Skillz story, performance, and bright future.

-Andrew

Disclaimer: The foregoing comments contain certain forward-looking statements within the meaning of the federal securities laws, including statements regarding future growth, developer/user concentration, our business model, and announced partnerships. These statements are subject to risks and uncertainties that could cause actual results and events to differ. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2021. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date these comments are posted.

Disclosure: I am long SKLZ

Disclosure: I am the CEO of Skillz